EXHIBIT 5.1


                                                       Borden Ladner Gervais LLP
                                                   Lawyers * Patent & Trade-Mark
                                                                          Agents
                                                          1200 Waterfront Centre
                                              200 Burrard Street, P.O. Box 48600
                                                Vancouver, B.C., Canada  V7X 1T2
                                        tel: (604) 687-5744  fax: (604) 687-1415
                                                               www.blgcanada.com
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June 22, 2000

Pivotal Corporation
300 - 224 West Esplanade
North Vancouver, B.C.
V7M 3M6

Dear Sirs/Mesdames:

             Pivotal Corporation Registration Statement on Form S-8

     We have acted as Canadian counsel to Pivotal Corporation (the "Company") in connection with the issue by the Company of up to 108,435 common shares of the Company (the "Option Shares") pursuant to the Exactium, Ltd. 1999 Stock Option Plan, as amended (the "Option Plan").

     We have also acted as Canadian counsel to the Company in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the United States Securities and Exchange Commission by the Company relating to the registration of the Option Shares under the United States Securities Act of 1933, as amended (the "Act").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Memorandum and Articles of the Company and resolutions of the directors of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof. We have also relied upon the resolutions of the board of directors of the Company as to the adequacy of the consideration received by the Company for the issue of the Shares.

     Our opinions herein are limited to the laws of British Columbia and the federal laws of Canada applicable therein.

     Based upon and subject to the foregoing, we are of the opinion that upon the valid exercise of options duly issued under the Option Plan and receipt of payment in full for the Option Shares in respect of which such stock options have been exercised, the Option Shares so paid for will be validly issued as fully paid and non-assessable shares in the capital of the Company.



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Borden Ladner Gervais LLP is an Ontario Limited Liability Partnership

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     Consent  is  hereby  given  to  the  use of our  name  in the  Registration
Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                  Yours truly,

                                  /s/ Borden Ladner Gervais LLP